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                                                                     EXHIBIT 3.2
                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                         VIASOURCE COMMUNICATIONS, INC.

         Section 1. ANNUAL MEETING. The annual meeting of Shareholders shall be held each year on such date as may be designated by the Board (as defined below), upon not less than 10 nor more than 60 days' written notice of the time, place and then known purposes of the meeting at the principal office of Viasource Communications, Inc., a New Jersey corporation (the "Corporation") , or such other time and place as shall be specified in the notice of meeting, in order to elect directors of the Corporation and transact such other business as shall come before the meeting.

         Section 2. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of Shareholders may be called for any purpose or purposes, but only by the Board, the Chairman of the Board or the President. Special meetings shall be held at the principal office of the Corporation or at such place as shall be specified in the notice of meeting. Special meetings shall be called upon written notice of the time, place and purposes of the meeting given not less than 10 nor more than 60 days prior to the date of the meeting.

         Section 3. WAIVERS OF NOTICE OF SHAREHOLDER MEETINGS; ADJOURNMENTS. Notice of a meeting of Shareholders need not be given to any Shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such Shareholder. When any meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

         Section 4. ACTION WITHOUT SHAREHOLDER MEETING. Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if all the Shareholders entitled to vote thereon consent thereto in





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writing and such written consents are filed with the minutes of proceedings of
Shareholders.

         Section 5. NOMINATIONS. The following shall govern nominations of persons for election by Shareholders to the Board:

         (a) Nominations of persons for election by the Shareholders to the Board may be made at an annual meeting of Shareholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Shareholder of record of the Corporation who was a Shareholder of record at the time of the giving of the notice provided for in the applicable provisions of this Section 5, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in the applicable provisions of this Section 5.

         (b) For nominations to be properly brought before an annual meeting by a Shareholder pursuant to this Section 5, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and if the Shareholder, or the beneficial owner on whose behalf any such nomination is made, solicits or participates in the solicitation of proxies in support of such nomination, the Shareholder must have timely indicated such Shareholder's, or such beneficial owner's, intention to do so as hereinafter provided. To be timely, a Shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days prior to the first anniversary of the preceding year's annual meeting of Shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the Shareholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such Shareholder's notice shall set forth (i) as to each





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person whom the Shareholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act (as defined below), and such person's written consent to serve as a director if elected; and (ii) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (x) the name and address of such Shareholder, as they appear on the Corporation's books, and of such beneficial owner, (y) the class and number of shares of the Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner, and (z) whether either such Shareholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such nominee or nominees.

         (c) Notwithstanding anything in this Section 5 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a Shareholder's notice required by Section 5(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         (d) Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of Shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any Shareholder of record of the Corporation who is a Shareholder of record at the time of giving of notice provided for in the applicable provisions of this Section 5, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in the applicable provisions of this Section 5.

         (e) For nominations to be properly brought before a special meeting by a Shareholder pursuant to this Section 5, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and if the Shareholder, or the beneficial owner on whose behalf any such nomination is made, solicits or participates in the solicitation of proxies in support of such nomination, the Shareholder must have timely indicated such Shareholder's, or such beneficial owner's, intention to do so as hereinafter provided. To be






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timely, a Shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (f) Only persons nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors. The officer of the Corporation or other person presiding over the meeting shall have the power and the duty to determine whether a nomination proposed to be brought before the meeting has been made in compliance with the procedures set forth in this
Section 5 and, if any proposed nomination is not in compliance with this Section 5, to declare that such defective proposed nomination shall not be presented for Shareholder action at the meeting and shall be disregarded.

         (g) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (h) Notwithstanding the foregoing provisions of this Section 5, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 6. BOARD OF DIRECTORS; GENERAL POWERS; COMMITTEES. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (herein referred to as the "Board"). From time to time, the Board may create or abolish committees of the Board and appoint from among its members to serve on those committees. The committees so








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designated may include an executive committee to function between meetings of the Board. Each committee shall have such powers and perform such duties as shall be authorized by the resolution of the Board appointing it or by any amendment to that resolution.

         Section 7. NUMBER OF DIRECTORS. The number of directors shall be one or such other number not in excess of 25 as may be fixed from time to time by action of at least a majority of the directors then in office; provided, however, that no decrease in the number of directors constituting the entire Board shall shorten the term of any director then serving on the Board.

         Section 8. TERM OF DIRECTORS; CLASSES; VACANCIES; REMOVAL. As provided in the Certificate of Incorporation, the directors (exclusive of those who may be elected by the holders of one or more series of Preferred Stock which may be outstanding) shall be divided into three classes, which shall be as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by the Shareholders, except that the term of office of the first class shall expire at the 2001 annual meeting of Shareholders, the term of office of the second class shall expire at the 2002 annual meeting of Shareholders and the term of office of the third class shall expire at the 2003 annual meeting of Shareholders, and at each annual meeting of Shareholders, commencing with the 2001 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of Shareholders after their election. All directors shall hold office until the expiration of the term for which elected and until his or her successor shall have been duly elected and qualified, except in the case of the death, resignation, disqualification or removal of any director. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, disqualification or removal may be filled as provided in the Certificate of Incorporation. Directors may be removed from office only as provided in the Certificate of Incorporation.

         Section 9. REGULAR MEETINGS OF THE BOARD. A regular meeting of the Board for the election of officers and such other business as may come before the meeting shall be held without notice immediately following the annual








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meeting of Shareholders at the same place. The Board may provide, by resolution adopted at any time by the Board, for additional regular meetings which may be held without notice.

         Section 10. SPECIAL MEETINGS OF THE BOARD. Special meetings of the Board for any purpose or purposes may be called at any time by any one of the directors. Such meetings shall be held upon two days' notice given personally or by telephone, upon two days' notice given by electronic mail (including facsimile), receipt of which is electronically or orally confirmed, or upon four business days' notice given by depositing notice in the mails, postage prepaid. Such notice shall specify the time and place of the meeting.

         Section 11. WAIVERS OF NOTICE OF BOARD MEETINGS; ADJOURNMENT. Notice of a meeting of the Board or any committee thereof need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting the lack of notice, prior to the conclusion of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board or any committee thereof need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

         Section 12. ACTION WITHOUT BOARD MEETING. The Board or any committee thereof may act without a meeting if, prior or subsequent to such action, each member of the Board or of such committee shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the Corporation.

         Section 13. TELEPHONE CONFERENCE MEETINGS OF THE BOARD. Any or all directors may participate in any meeting of the Board or any committee thereof by means of a telephone conference call or any other means of communication by which all persons participating in the meeting are able to hear each other.

         Section 14. QUORUM OF THE BOARD. One director shall constitute a quorum of the Board or any committee thereof for the transaction of business unless either the Board or such committee consists of two directors, in which case two









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directors shall constitute a quorum, or the Board or such committee consists of three or more directors, in which case a majority of the directors shall constitute a quorum.

         Section 15. OFFICERS. The officers of the Corporation shall be a President, a Treasurer and a Secretary. In addition, there may be one or more Vice Presidents, one or more Assistant Secretaries, and such other officers as the Board of Directors shall deem necessary. Vice Presidents may be designated as Assistant Vice President, Senior Vice President, Executive Vice President, or by such other designation as may be determined by the Board. One person may hold two or more offices but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by two or more officers.

         Section 16. ELECTION OF OFFICERS; TERM. Officers may be elected by the Board from time to time. Each officer shall serve until his successor shall have been elected and qualified or until his earlier death, resignation, disqualification or removal.

         Section 17. DUTIES AND AUTHORITY OF OFFICERS. The duties and authority of the officers shall be determined from time to time by the Board. Subject to any such determination, the officers shall have the following duties and authority:

         (A) PRESIDENT. The President shall be chief executive officer of the Corporation and shall have general charge and supervision over and responsibility for the affairs of the Corporation. The President shall preside at all meetings of the Shareholders and at all meetings of the Board. Unless otherwise directed by the Board, all other officers shall be subject to the authority and the supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. The President shall have the general powers and duties of management usually vested in the office of chief executive officer of a Corporation. The President may delegate from time to time to any other officer any or all of the foregoing duties and authority.

         (B) VICE PRESIDENTS. Vice Presidents, if elected, shall have such duties and possess such authority as may be assigned to them by the President or the Board.







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         (C) TREASURER. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other authority as are incident to the office or as may be assigned to the Treasurer by the President or the Board.

         (D) SECRETARY. The Secretary shall cause notices of all meetings to be served as prescribed in these By-Laws and shall keep or cause to be kept the minutes of all meetings of the Shareholders and the Board. The Secretary shall have charge of the seal of the Corporation and shall perform such other duties and possess such authority as are incident to the office or as may be assigned to the Secretary by the President or the Board.

         (E) ASSISTANT SECRETARIES. Assistant Secretaries, if elected, shall have such duties and possess such authority as may be delegated to them by the Secretary or assigned to them by the President or the Board.

         Section 18. AMENDMENT OF BY-LAWS. These By-Laws may be amended by the Board at any time and from time to time, but by-laws made by the Board may be altered or repealed, and new by-laws made, by the Shareholders.

         Section 19. FORCE AND EFFECT OF BY-LAWS. These By-Laws are subject to the provisions of the New Jersey Business Corporation Act (the "Act") and the Certificate of Incorporation as they may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in the Act or the Certificate of Incorporation, the provision of the Act or the Certificate of Incorporation shall govern to the extent of such inconsistency.




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